EXHIBIT 99.2

Pegasystems Inc.

2014 Executive Officers Base Salaries and Target Bonus Percentages

All Changes Effective Retroactively to January 1, 2014.

Name	Title	Base Salary	Target Incentive Plan Bonus*
Alan Trefler	Chief Executive Officer and Chairman	$420,000	90%

Rafeal Brown**	Chief Administrative Officer, Chief Financial Officer and Senior Vice President	$380,000	50%

Douglas Kra**	Senior Vice President, Pega Consulting	$330,000	50%

Michael Pyle**	Senior Vice President, Engineering	$325,000	50%

Leon Trefler**	Senior Vice President, Sales	$320,000	20%

*	Percentage of 2014 base salary

**	In 2014, Rafeal Brown will also be eligible for up to $15,000 in additional incentive compensation for the achievement of operational objectives to be set by our Chief Executive Officer.

**	In 2014, Douglas Kra will also be eligible for up to $50,000 in additional incentive compensation for the achievement of operational objectives to be set by our Chief Executive Officer.

**	In 2014, Michael Pyle will also be eligible for up to $21,000 in additional incentive compensation for the achievement of operational objectives to be set by our Chief Executive Officer.

**	In 2014, Leon Trefler will also be eligible for up to $50,000 in additional incentive compensation for the achievement of operational objectives to be set by our Chief Executive Officer, as well as target sales commissions of $240,000.